UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Entry into Compensatory Arrangements with Chief Executive Officer and President

On June 15, 2020, Veritone, Inc. (the “Company”) entered into new employment agreements with Chad Steelberg, the Company’s Chief Executive Officer, and Ryan Steelberg, the Company’s President (the “Employment Agreements”).  The Employment Agreements replace and supersede the employment agreements entered into with such executive officers in 2017 and the other compensation plans and arrangements established by the Compensation Committee of the Board of Directors (the “Board”) of the Company for such officers.  Each Employment Agreement has an initial term expiring on December 31, 2022, which will renew automatically for additional one-year terms unless the Company or the officer elects not to renew the agreement by providing written notice to the other party at least 90 days prior to the expiration of the then-current term.

Pursuant to the Employment Agreements, the annual base salary of Chad Steelberg has been set at $500,000, and the annual base salary of Ryan Steelberg has been set at $375,000.  Each officer’s base salary is subject to review by the Board at least annually and, in any event, shall be increased by no less than 5% annually.  Each officer may, subject to certain conditions, elect to receive up to 25% of his base salary during any calendar quarter in the form of fully vested stock awards issued under the Company’s stock incentive plans (with the number of shares determined based on the average of the daily volume-weighted average prices per share of the Company’s common stock during the quarter).

The Employment Agreements also provide that each officer will be entitled to receive annual incentive bonuses.  Chad Steelberg’s target incentive amount shall be equal to at least 120% of his then-current annual base salary, and Ryan Steelberg’s target incentive amount shall be equal to at least 100% of his then-current annual base salary. 50% of the incentive amount will tied to the achievement of annual performance goals with earned amounts paid annually, and 50% of the incentive amount will be tied to the achievement of quarterly performance goals with earned amounts paid quarterly.  However, Chad Steelberg will receive a total bonus each year equal to at least 50% of his then-current base salary, and Ryan Steelberg will receive a total bonus each year equal to at least 25% of his then-current base salary, whether or not the applicable performance goals have been achieved.

Pursuant to the Employment Agreements, each of Chad Steelberg and Ryan Steelberg received an initial award of restricted stock units representing the right to receive upon vesting 350,000 shares of the Company’s common stock and 140,000 shares of the Company’s common stock, respectively, which will vest in full on June 15, 2021.  In addition, commencing in 2021, Chad Steelberg will be entitled to receive on an annual basis (a) an award of restricted stock units representing the right to receive upon vesting 175,000 shares of the Company’s common stock, and (b) an award of restricted stock units representing the right to receive upon vesting a number of shares of the Company’s common stock determined by dividing $150,000 by the average of the daily volume-weighted average prices of the Company’s common stock for the ninety (90) calendar day period ended on the last trading day prior to the grant thereof.  Commencing in 2021, Ryan Steelberg will be entitled to receive on an annual basis (a) an award of restricted stock units representing the right to receive upon vesting 125,000 shares of the Company’s common stock, and (b) an award of restricted stock units representing the right to receive upon vesting a number of shares of the Company’s common stock determined by dividing $75,000 by the average of the daily volume-weighted average prices of the Company’s common stock for the ninety (90) calendar day period ended on the last trading day prior to the grant thereof.  Each such annual restricted stock unit award will vest in full on the first anniversary of the grant date.

The Employment Agreements provide for payment of other benefits to each officer including (i) payment of a commuting allowance of $25,000 per calendar quarter for Chad Steelberg and $12,500 per calendar quarter for Ryan Steelberg, (ii) purchase of separate healthcare policies covering the officer and his family, (iii) reimbursement of legal fees reasonably incurred in the negotiation of both officers’ employment agreements, up to a maximum of $50,000, and (iv) other benefits generally made available to employees under the Company’s employee benefit plans.

The Employment Agreements are at-will agreements and may be terminated at any time and for any reason or without reason. However, the Employment Agreements provide that, if the officer’s employment is terminated by the Company without cause (as defined in his Employment Agreement) or due to his death or disability (as defined in his Employment Agreement), or the officer resigns for good reason (as defined in his Employment Agreement) (each, a “Good Leaver Termination”), then 50% of any unvested portion of any equity awards held by the officer (other than the performance-based stock options granted to him under the Company’s 2018 Performance-Based Stock Incentive Plan (the “2018 Plan”)) will immediately vest, and all stock options held by the officer (other than the performance-based stock options granted to him under the 2018 Plan) will remain exercisable until the expiration of the term of such stock option.  In addition, the officer shall be entitled to receive (i) his annual incentive bonus for the year in which the termination occurs, prorated based on the completed portion of the applicable performance period through the date of termination, with any performance metrics based on actual performance as determined at the end of the annual performance period, and (ii) a severance payment equal to the sum of his annual base salary and his target annual incentive bonus, multiplied by 1.5, which amount will be paid in thirty-six (36) equal installments through salary continuation in accordance with the Company’s normal payroll practices.

The Employment Agreements also provide that, in the event of a change in control of the Company, if the officer’s employment is terminated as a result of a Good Leaver Termination during the six-month period prior to such change in control or 12-month period following such change in control, the officer shall be entitled to the same benefits and payments described above, except that such officer shall also be entitled to an additional severance payment equal to the sum of his annual base salary and his target annual incentive bonus, multiplied by 3.5, which amount shall be payable in a lump sum upon the officer’s termination.

With respect to the performance-based stock options granted to each officer under the 2018 Plan, in addition to the change in control provisions set forth in the 2018 Plan, the Employment Agreements provide that, if the officer’s employment is terminated by the Company without cause, other than following a change in control of the Company, then such awards will remain exercisable for the remainder of the term thereof, provided that the officer has not engaged in misconduct, as defined in the 2018 Plan.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.  The initial restricted stock unit awards granted to Chad Steelberg and Ryan Steelberg on June 15, 2020 pursuant to the Employment Agreements are evidenced by restricted stock unit award agreements in substantially the form previously filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 18, 2019, subject to the additional terms and conditions set forth in the Employment Agreements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Chad Steelberg and the Company dated June 15, 2020.

10.2	Employment Agreement between Ryan Steelberg and the Company dated June 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary